Exhibit 10.3

BURGERFI INTERNATIONAL, INC.

AMENDED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AMENDED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”) is made and entered into effective as of the 4 day of March, 2022, by and between BURGERFI INTERNATIONAL, INC., a Delaware corporation (the “Company”), and MICHAEL RABINOVITCH, an individual (“Executive”).

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Restricted Stock Unit Award Agreement, dated as of July 13, 2021 (the “Award Agreement”), pursuant to which the Executive was granted 130,000 restricted stock units under the Company’s 2020 Omnibus Equity Incentive Plan subject to Executive achieving certain Key Performance Indicators;

WHEREAS, on the terms and subject to the conditions hereinafter set forth, the Company desires to amend the Award Agreement with respect to certain vesting dates.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Award Agreement.

2.	Amendment to Employment Agreement. The Award Agreement is hereby amended as follows:

a.	Section 3 is hereby deleted and replaced with the following:

3.	Vesting. Except as otherwise provided in this Section 3, Restricted Stock Units subject to this grant shall vest as follows:

(a) 25,000 Restricted Stock Units shall vest on the one-year anniversary of the Commencement Date subject to the Participant achieving certain Key Performance Indicators set forth on Exhibit B attached hereto;

(b) 30,000 Restricted Stock Units shall vest on the two-year anniversary of the Commencement Date subject to the Participant achieving certain Key Performance Indicators set forth on Exhibit B attached hereto;

(c) 35,000 Restricted Stock Units shall vest on the two-year anniversary of the Commencement Date subject to the Participant achieving certain Key Performance Indicators set forth on Exhibit B attached hereto; and

(d) 40,000 Restricted Stock Units shall vest on the two-year anniversary of the Commencement Date subject to the Participant achieving certain Key Performance Indicators set forth on Exhibit B attached hereto.

For purposes of this Section, “Commencement Date” shall mean February 26, 2021, which is the date the Participant began employment with the Company, and the period of time between each anniversary of the Commencement Date shall be referred to as the “Vesting Year.”

In the event of the Participant’s Termination of Service by the Company without Cause or by resignation of the Participant due to Good Reason (as defined in the Employment Agreement dated February 26, 2021 between the Company and the Participant), all unearned Restricted Stock Units awarded under this Award Agreement that could be earned during the Vesting Year in which the Termination of Service occurs shall vest immediately prior to the Termination of Service.

Notwithstanding anything else contained herein, if there is a Change of Control prior to a Termination of Service, all unearned Restricted Stock Units awarded under this Award Agreement shall vest immediately prior to the Change of Control.

4.	Entirety. Except as expressly modified hereby, the Award Agreement shall remain in full force and effect.

5.

Counterparts. This Amendment may be executed in counterparts and by facsimile and/or email .pdf, each of which shall constitute originals and all of which, when taken together, shall constitute the same original instrument, legally binding all parties to this Amendment.

[Signatures on the following page.]

With full power and authority and intending to be legally bound, the parties hereto have executed this Amendment as of the date first above written.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Ian Baines
Name:	Ian Baines
Title:	Chief Executive Officer

EXECUTIVE:

By:	/s/ Michael Rabinovitch
Michael Rabinovitch